UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 3, 2008
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BROADPOINT SECURITIES GROUP, INC.
(Exact name of registrant as specified in its charter)
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New York
(State or other jurisdiction of incorporation)

0-14140
(Commission File Number)

22-2655804
(IRS Employer Identification No.)

One Penn Plaza
New York, New York
(Address of Principal Executive Offices)

10119
(Zip Code)

(212) 273-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On March 4, 2008 Broadpoint Securities Group, Inc. (the “Company”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) with MatlinPatterson FA Acquisition LLC, a Delaware limited liability company (“MatlinPatterson”), Mast Credit Opportunities I Master Fund Limited, a Cayman Islands corporation (“Mast”) and certain Individual Investors listed on the signature pages to the Stock Purchase Agreement (the “Individual Investors”, and together with the MatlinPatterson and Mast, the “Investors”) for the issuance and sale of 11,579,592 newly-issued unregistered shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), for an aggregate cash purchase price of approximately $19.7 million (the “Private Placement”).

In connection with the Private Placement, the Company entered into the following material agreements effective on March 4, 2008, the material terms of which are briefly described below.

Stock Purchase Agreement

Pursuant to the terms of the Stock Purchase Agreement, the Company issued and sold 11,579,592 shares of Common Stock (the “Shares”) to the Investors, with 7,058,824 shares being issued to Mast, 1,594,000 shares being issued to the MatlinPatterson and 2,926,768 shares issued to the Individual Investors.  The Shares were sold for an aggregate purchase price of approximately $19.7 million, with the proceeds from the sale to be used for working capital.

Prior to the execution of the Stock Purchase Agreement, MatlinPatterson held approximately 71.7% of the outstanding Common Stock of the Company.  In addition, all of the Individual Investors are employees of the Company and/or its wholly-owned subsidiaries Broadpoint Securities, Inc. and Broadpoint Capital, Inc. (collectively, the “Subsidiaries”), including Lee Fensterstock, the Company’s Chairman and Chief Executive Officer, and other senior officers of the Subsidiaries.  Because MatlinPatterson and certain of the Individual Investors are “related parties” as defined by Nasdaq and the Company’s Related Party Transactions Policy (the “Policy”), the Stock Purchase Agreement was submitted to and approved by the Audit Committee of the Board of Directors in accordance with the Policy and Nasdaq Marketplace Rule 4350(h) governing related party transactions.  The Shares were issued in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). A copy of the Stock Purchase Agreement is attached as exhibit 10.1 hereto and incorporated by reference herein.

The foregoing description of the terms of the Stock Purchase Agreement is not complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

Concurrently with the execution of the Stock Purchase Agreement, the Company entered into a Registration Rights Agreement, dated as of March 4, 2008 (the “Mast Registration Rights Agreement”), with Mast with respect to the shares that Mast purchased in the Private Placement (the “Mast Shares”). Pursuant to the Mast Registration Rights Agreement, the Company is required to file within 30 days following March 4, 2008 a registration statement with the Securities and Exchange Commission for the registration resale of the Mast Shares in an offering on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (the “Mast Shelf Registration”).  The Company is required to have the registration statement declared effective as promptly as possible but in any event within 120 days after the filing thereof.  The Company will bear all of the costs of the Mast Shelf Registration other than underwriting discounts and commissions and certain other expenses.

The Mast Registration Rights Agreement also contains customary indemnification provisions that obligate the Company to indemnify and hold harmless Mast, and if applicable, their controlling persons and their officers, directors, partners and employees and any underwriter for losses caused by (i) any untrue statement of material fact or omission of a material fact in the Mast Shelf Registration statement or any prospectus included therein, (ii) the violation by the Company of the Securities Act or the Exchange Act of 1934, as amended, or any rule or regulation thereunder relating to the Company’s acts or omissions in connection with the Mast Shelf Registration Statement. The Mast Registration Rights Agreement also contains other customary terms found in such agreements, including provisions concerning registration procedures and payments to Mast in the event the registration statement is not filed and declared effective by the respective dates set forth in the Mast Registration Rights Agreement.

The foregoing description of the terms of the Mast Registration Rights Agreement is not complete and is qualified in its entirety by reference to the Mast Registration Rights Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment No.1 to the Registration Rights Agreement

Concurrently with the execution of the Stock Purchase Agreement the Company also entered into an Amendment No.1 to the Registration Rights Agreement, dated as of March 4, 2008 (“Amendment No.1”), by and among the Company, MatlinPatterson, Mr. Fine and Mr. Tirschwell (Messrs. Fine and Tirschwell collectively, the “Other Investors”) which amended the terms of the Registration Rights Agreement, dated as of September 21, 2007 (the “MatlinPatterson Registration Rights Agreement”) by and among the Company, MatlinPatterson and the Other Investors.  As noted above, prior to the execution of the Stock Purchase Agreement, MatlinPatterson owned approximately 71.7% of the outstanding Common Stock of the Company and each of the Other Investors are senior officers of Broadpoint Securities, Inc.

Pursuant to Amendment No. 1, the Company is not obligated to file a Demand Registration (as defined in the MatlinPatterson Registration Rights Agreement) pursuant to Section 2 of the MatlinPatterson Registration Rights Agreement prior to the date that is the earlier of (i) one business day following the date that a shelf registration becomes effective in respect to all the Mast Shares or (ii) January 15, 2009.  Amendment No. 1 provides that the piggyback registration rights granted to MatlinPatterson and the Other Investors in Section 3 of the MatlinPatterson Registration Rights Agreement shall not apply in respect of the Mast Shelf Registration.  In addition MatlinPatterson and the Other Investors waived the provisions of Sections 9.2 and 9.3 of the MatlinPatterson Registration Rights Agreement requiring certain restrictions on registration statements filed subsequent to any shelf registration governed by the MatlinPatterson Registration Rights Agreement.  Amendment No. 1 further provides that the definition of “Shares” in the MatlinPatterson Registration Rights Agreement is amended to include the shares acquired by MatlinPatterson in the Private Placement.

The foregoing description of the terms of the Amendment No. 1 is not complete and is qualified in its entirety by reference to the MatlinPatterson Registration Rights Agreement, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02.      Unregistered Sales of Equity Securities.

On March 4, 2008, upon execution and closing of the Stock Purchase Agreement, the Company issued 11,579,592 newly-issued shares of Common Stock to the Investors at a per share purchase price of $1.70 for an aggregate price of approximately $19.7 million.  The Shares were distributed pursuant to the Stock Purchase Agreement, with 7,058,824 shares being issued to Mast, 1,594,000 shares being issued to MatlinPatterson and 2,926,768 shares being issued to the Individual Investors.

These issuances were made in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act.  Each of MatlinPatterson, Mast and the Individual Investors provided representations to the Company of such person’s accredited investor status as defined in Rule 501 of Regulation D.

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On March 3, 2008, the Company awarded a special bonus to Mr. Fensterstock, in recognition of his successful efforts on behalf of the Company since becoming Chief Executive Officer of the Company, including the successful negotiation of the hiring of 47 employees of the New Jersey based Fixed Income division of BNY Capital Markets, Inc. and the acquisition of certain related assets (the “BNY Capital Markets Transaction”) and the Private Placement.  The bonus, which was contingent upon the closing of the Private Placement, consisted of $200,000 in cash and 125,000 restricted stock units.

The restricted stock units award will vest on January 1, 2009, provided that vesting shall accelerate on a change of control, death or disability, or on certain employment termination events including the termination by the Company without cause or by Mr. Fensterstock for good reason (as each such event is defined in the Restricted Stock Unit Agreement), and any unvested shares shall be forfeited on certain employment termination events, including termination by Mr. Fensterstock without good reason or by the Company for cause (as each such event is defined in the Restricted Stock Unit Agreement). The form of Restricted Stock Unit Agreement is attached as Exhibit 10.4 hereto and incorporated herein by reference.

Item 5.05.      Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(b)           On March 3, 2008, the Company’s Board of Directors (the “Board”) approved a one-time limited waiver under the Company’s insider trading policy (the “Trading Policy”) that is incorporated into the Company’s Code of Business Conduct and Ethics to Mr. Fensterstock and certain other employees covered by the Trading Policy to acquire shares of the Company’s common stock in connection with the Private Placement.

The waiver related to certain provisions of the Trading Policy which provide that certain designated employees, including Mr. Fensterstock, may not engage in transactions involving the Company’s securities during certain specified blackout periods. After due consideration and a review of the facts and circumstances, including a determination that the transaction in question did not present the opportunity for insider trading that the Trading Policy was intended to prevent, the Board believed that the waiver was appropriate in this limited case.

Item 9.01.      Financial Statements and Exhibits.

(d)           Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K:

10.1 –
Stock Purchase Agreement dated March 4, 2008 among the Company, MAST Credit Opportunities I Master Fund Limited, MatlinPatterson FA Acquisition LLC and MAST Capital Management LLC and certain individual investors.

10.2 –	Registration Rights Agreement dated March 4, 2008 by and among the Company, Mast Credit Opportunities I Master Fund Limited and each person or entity that subsequently becomes party to the agreement.

10.3 –	Amendment no. 1 to Registration Rights Agreement dated as of March 4, 2008 by and among the Company, MatlinPatterson FA Acquisition LLC, Robert M. Tirschwell and Robert M. Fine.

10.4 –	2007 Incentive Compensation Plan Restricted Stock Units Agreement dated as of March 4, 2008 between the Company and Lee Fensterstock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADPOINT SECURITIES GROUP, INC. By: /s/ C. Brian Coad C. Brian Coad Chief Financial Officer

Dated: March 6, 2008